Aetna Life Insurance and Annuity Company

                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225

                               Herein called Aetna


Agrees to pay the benefits stated in this Contract.








THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PARTS III AND IV.

                                 RIGHT TO CANCEL

The Contract Holder may cancel this Contract within 10 days of receiving it, by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid; plus any increase or minus any decrease in the cash value of any funds allocated to the Separate Accounts.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.

     /s/ Susan E. Schechter                                  /s/ Dan Kearney
           Secretary                                              President

           INDIVIDUAL VARIABLE, FIXED, OR COMBINATION ANNUITY CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


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                                                       SPECIFICATIONS



TYPE OF PLAN

ANNUITANT

CONTRACT HOLDER

CONTRACT NO.

EFFECTIVE DATE

THIS CONTRACT IS DELIVERED IN
AND IS SUBJECT TO THE LAWS OF THAT JURISDICTION

THIS CONTRACT MAY NOT BE SUITABLE IF ONLY ONE(1) LARGE PURCHASE PAYMENT IS MADE.

Guaranteed Interest Rate - There is a guaranteed interest rate for Purchase Payment(s) held in the General Account. (See 3.02.)

Surrender Fee - There will be a charge deducted for early surrender. (See Part
V.)

Deductions from the Separate Account - There will be deductions for mortality and expense risks and administrative fees. (See 3.05).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.



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                                TABLE OF CONTENTS
                             I. GENERAL DEFINITIONS

                                                                            Page
1.01.     Annuitant............................................................5
1.02.     Annuity..............................................................5
1.03.     Fixed Account........................................................5
1.04.     Fixed Annuity........................................................5
1.05.     Fund(s)..............................................................5
1.06.     General Account......................................................5
1.07.     Purchase Payments....................................................5
1.08.     Separate Accounts....................................................5
1.09.     Valuation Period.....................................................5
1.10.     Variable Annuity.....................................................5

                             II. GENERAL PROVISIONS

2.01.     Change of Contract...................................................6
2.02.     Change of Fund(s)....................................................6
2.03.     Non-Participating Contract...........................................6
2.04.     Payments.............................................................6
2.05.     State Laws...........................................................6
2.06.     Control of Contract..................................................6
2.07.     Designation of Beneficiary...........................................7
2.08.     Misstatements and Adjustments........................................7
2.09.     Incontestability.....................................................7
2.10.     Grace Period.........................................................7

          III. PURCHASE PAYMENT, CURRENT VALUE AND SURRENDER PROVISIONS

3.01.     Net Purchase Payment(s):.............................................8
3.02.     Guaranteed Interest Rate - Fixed Account.............................8
3.03.     Maintenance Fee......................................................8
3.04.     Fund(s) Record Units - Separate Account..............................8
3.05.     Net Return Factor(s) - Separate Account..............................8
3.06.     Fund(s) Record Unit Value - Separate Account.........................9
3.07      Current Value........................................................9
3.08.     Transfer of Current Value from the Funds.............................9
3.09.     Transfer of Current Value from the Fixed Account.....................9
3.10.     Notice to the Contract Holder........................................9
3.11      Sum Payable at Death (Before Annuity Payments Start):................9
3.12.     Surrender Value.....................................................10
3.13.     Payment of Surrender Value..........................................10
3.14.     Reinstatement.......................................................10
3.15.     Payment of Current Value............................................10


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                             IV. ANNUITY PROVISIONS

4.01.     Choices to be Made..................................................11
4.02.     Terms of Annuity Options............................................11
4.03.     Death of Annuitant/Beneficiary......................................12
4.04.     Fund(s) Annuity Units - Separate Account............................12
4.05.     Fund(s) Annuity Unit Value - Separate Account.......................12
4.06.     Annuity Options.....................................................12

                              V. SPECIAL PROVISIONS

5.01      Deferred Compensation Plan..........................................21
5.02.     Pension or Profit Sharing Plan......................................21
5.03.     Individual Retirement Annuity Plan (IRA)............................22
5.04.     Tax Deferred Annuity Plan...........................................24
5.05.     Individual Annuity Plan.............................................25

                                VI. FEE SCHEDULE

6.01.     Maintenance Fee.....................................................26
6.02.     Surrender Fee.......................................................26
6.03.     Table of Values - Fixed Account.....................................26

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         I.      GENERAL DEFINITIONS

1.01. Annuitant - A person on whose life an Annuity has been effected under this Contract.

1.02.    Annuity - Payment of an income:

         (a)     for the life of one or two persons;

         (b)     for a stated period, or amount; or,

         (c)     for some mix of (a) and (b).

1.03. Fixed Account - An accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed.

1.04.    Fixed Annuity - An Annuity with payments which do not vary in amount.

1.05. Fund(s) - The open-end registered management investment companies, (mutual funds) made available by Aetna under this Contract.

1.06. General Account - The Account holding the assets of Aetna, other than those assets held in the Separate Accounts.

1.07.    Purchase Payments - Payments made to Aetna.

1.08. Separate Accounts - Accounts set up by Aetna under the Connecticut Insurance Laws which purchase shares of the Fund(s).

1.09. Valuation Period (Period) - The period of time from the end of one business day on the New York Stock Exchange to the end of the next business day.

1.10. Variable Annuity - An Annuity with payments which vary with the net investment results of a Separate Account.

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         II.      GENERAL PROVISIONS

2.01. Change of Contract: Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

         The following provisions of this Contract will not be changed:

         (a)     Net Purchase Payment(s);

         (b)     Guaranteed Interest Rate - Fixed Account;

         (c)     Net Return Factor(s) - Separate Account;

         (d)     Current Value;

         (e)     Surrender Value;

         (f)     Fund(s) Annuity Unit Value - Separate Account;

         (g)     Annuity Options;

         (h)     Fixed Annuity minimum interest rate;

         (i)     Maximum transfer, maintenance or surrender fees.

         This Contract may also be changed as required by federal or state law.

2.02.    Change of Fund(s): Aetna, or the Separate Account and the Fund(s), may:

         (a) change the Fund(s) which may be invested in by the Separate Account; and

         (b) replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

         Changes must be:

         (1) approved by a majority vote of persons having an interest in the Separate Account and the Fund(s); or

         (2) deemed necessary by Aetna under the Investment Company Act of 1940; or

         (3) deemed necessary by Aetna to accomplish the purpose of the Separate Account.

         Aetna will notify the Contract Holder of any change.

2.03. Non-Participating Contract: The Contract Holder, Annuitant, or beneficiaries will not have a right to share in the earnings of Aetna.

2.04. Payments: Aetna will make Annuity payments as and when due. Aetna will make other payments within 7 days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.13.

2.05. State Laws: This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from annuity tables used to determine Annuity payments.

2.06.    Control of Contract: See Part V.

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2.07.    Designation of Beneficiary: See Part V. The beneficiary may be changed at any time.

2.08. Misstatements and Adjustments: If Aetna finds the age, or any other relevant facts to be misstated, the correct facts will be used to adjust payments.

2.09. Incontestability: Aetna cannot cancel this Contract because of any error of fact on the application.

2.10. Grace Period This Contract will remain in effect even if Purchase Payments are not continued.

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

         III.     PURCHASE PAYMENT, CURRENT VALUE AND SURRENDER PROVISIONS

3.01. Net Purchase Payment(s): The actual Purchase Payment less any premium tax. As a rule, Aetna will deduct the premium tax when Annuity benefits are purchased (see Part IV). If Aetna determines that it must pay a premium tax when Purchase Payments are received or at any other time, it will deduct the tax at that time.

         The Net Purchase Payment(s) will be credited to:

         (a)     the Fixed Account;

         (b)     the Fund(s) in which the Separate Account invests.

         Aetna must be told the percentage of the Net Purchase Payment(s) to be applied to each investment above.

         During any calendar year, Aetna may be told to change the investment mix four times if more than one Purchase Payment is made. If additional changes are allowed, each may be subject to a fee of up to $10.

3.02. Guaranteed Interest Rate - Fixed Account: On any Purchase Payment(s) made to the Fixed Account, Aetna will add interest daily at any annual rate no less than 4%. Aetna may add interest daily at any higher rate determined by its Board of Directors.

3.03.    Maintenance Fee: See Part V.

3.04. Fund(s) Record Units - Separate Account: The portion of the Net Purchase Payment(s) applied to the Separate Account will determine the number of Fund(s) Record Units. This number is equal to a Net Purchase Payment divided by the Fund(s) Record Unit Value (see 3.06) for the Valuation Period in which the Purchase Payment is received in good order.

3.05.    Net Return Factor(s) - Separate Account:

         The Net Return Factors are used to compute all Separate Account values and payments for any Fund.

         The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

         The Net Return Rate is equal to:

         (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

         (b) the value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

         (c) taxes (or reserves for taxes) on the Separate Account (if any); divided by

         (d) the total value of the Fund Record Units and Fund Annuity Units of the Separate Account (see 3.06 and 4.05) at the start of the Valuation Period; minus

         (e) a daily actuarial charge at an annual rate of 1.25% for annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% on an annual basis.

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         A Net Return Rate may be more or less than 0.

         The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

         The administrative charge may be changed annually except for amounts which have been used to purchase an annuity. This charge will not exceed .25%.

3.06. Fund(s) Record Unit Value - Separate Account: The Fund(s) Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of the Fund(s) Record Units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3 07.    Current Value:  The Current Value (of this Contract) is equal to:

         (a) Any amounts in the Fixed Account, including Fixed Account interest added by Aetna; plus

         (b)     The sum of any Separate Account Record Unit value(s); less

         (c)     Any Maintenance Fee(s) due.

         Current Value does not include amounts used to purchase an Annuity.

3.08. Transfer of Current Value from the Funds: Before an annuity option is elected, all or any portion of the Current Value may be transferred from any Fund to any other Fund or to the Fixed Account.

         Four transfers of Current Value can be made during a calendar year period. If additional transfers are allowed, each may be subject to a fee of up to $10.

3.09. Transfer of Current Value from the Fixed Account: 10% of the Current Value held in the Fixed Account may be transferred to any Fund(s). Such transfer will be:

         (a)     without charge;

         (b)     allowed once per calendar year;

         (c)     not allowed under an annuity option.

         Aetna may, on a temporary basis, allow any larger percent to be transferred.

         The Current Value of the Fixed Account, as used above, is the value when the request is received at the Home Office of Aetna.

3.10. Notice to the Contract Holder: Aetna will notify the Contract Holder each year of:

         (a)     The value of any amounts held in:

                 (1)     the Fixed Account; and

                 (2)     the Fund(s) for the Separate Account; and

         (b)     the number of any Fund(s) Record Units; and

         (c)     the Fund(s) Record Unit Value(s); and

         (d)     the Surrender Value of the amounts.

         Such number or values will be as of a date no more than 60 days before the date of the notice.

3.11.    Sum Payable at Death (Before Annuity Payments Start):  See Part V.


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

3.12.    Surrender Value: See Part V.

3.13. Payment of Surrender Value: Under certain emergency conditions, Aetna may defer payment:

         (a) for a period of up to 6 months (unless not allowed by state law); and

         (b)     as provided by federal law.

3.14. Reinstatement: All or a portion of the proceeds of a full surrender of this Contract may be reinvested within 30 days after the surrender if allowed by law. Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Amounts will be reinstated among the Fixed Account and Separate Account in the same proportion as they were at the time of surrender. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

         Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

         Reinstatement is permitted only once.

3.15. Payment of Current Value: Aetna may pay in a lump sum any Current Value if Purchase Payment(s) have not been received for three full years and the Current Value is less than $2,000. Such Current Value paid may not be reinstated.

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         IV.     ANNUITY PROVISIONS

4.01. Choices to be Made: Aetna will pay the Current Value (minus any premium tax) as a premium for an annuity under Option 4 with no guaranteed period. Any other Annuity Option may be elected by telling Aetna to pay all or any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, 4 or 5 (see 4.06). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. If this Contract is issued under an IRA (see Specifications page), the first Annuity payment must be made not later than December 31 of the year the Annuitant attains age 70 1/2. Aetna may be told to make the first Annuity payment during any prior month.

         When an Option is chosen, Aetna must also be told whether payments are to be made other than monthly and (except for Option 2) to pay:

         (a)     a Fixed Annuity using the General Account; or

         (b) a Variable Annuity using any of the Fund(s) made available by Aetna for Annuity purposes; or

         (c)     a mix of (a) and (b).

         If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

         If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, Aetna will use an Assumed Annual Net Return Rate of 3.5%.

4.02.    Terms of Annuity Options:

         (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

         (b) The present value of the expected payments to the Annuitant when payments start shall be more than 50% of the present value of the total expected payments to be made; this restriction does not apply if Option 5 is chosen and the second Annuitant is the spouse of the Annuitant.

         (c) No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

         (d) If a Fixed Annuity under Option 3, 4 or 5 is chosen and a larger payment would result from applying the surrender value to a single premium immediate annuity currently offered by Aetna to the same class of annuitants, Aetna will make the larger payment.

         (e) Age, where used in the following tables, means age on the birthday closest to the date of the first payment.

         (f) Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risk and administrative fee charges if future Variable Annuity payments are to remain level.


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

4.03. Death of Annuitant/Beneficiary: When an Annuitant dies any remaining payments will be continued to the beneficiary. If the beneficiary is not a person or persons, the present value of any remaining payments will be paid in one sum. If no beneficiary exists, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant.

         If a beneficiary dies while under Option 1; or while receiving Annuity payments, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The interest rate used to determine the first payment will be used to calculate the present value.

4.04. Fund(s) Annuity Units - Separate Account: The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

         (a) the portion of the Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by

         (b)     1,000; times

         (c)     the payment rate for the Option chosen.

         Such amount, or portion, of the variable payment will be divided by the Fund(s) Annuity Unit Value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of Fund(s) Annuity Units. The number of Fund(s) Annuity Units remains fixed. Each future payment is equal to this number times the Fund(s) Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment.

4.05. Fund(s) Annuity Unit Value - Separate Account: For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

         (a)     the Value for the previous Period; times

         (b)     the Net Return Factor(s) (see 3.05) for the Period; times

         (c)     a factor to reflect the Assumed Annual Net Return Rate.

         The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

         The dollar value of the Fund(s) Annuity Unit Values and payments may go up or down due to investment gain or loss.

         If Variable Annuity payments are not to decrease, Aetna must earn a gross return on the assets of the Separate Account of:

         o 4.75% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commenced, if an Assumed Annual Net Return Rate of 3.5% is chosen; or,

         o 6.25% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commence, if an Assumed Annual Net Return Rate of 5% is chosen.

         Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.06.    Annuity Options:

         Option 1 - Payment of Interest on Sum Left with Aetna. This Option may be used only by the beneficiary when the Annuitant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General


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

         Account of Aetna at interest (see 4.01). The beneficiary may later tell Aetna to:

         (a)     pay a portion, or all, of the sum held by Aetna; or

         (b) apply a portion, or all, of the sum held by Aetna to any Annuity Option below.

         If this Contract is issued under an IRA and the beneficiary elects that the full sum paid upon death is to be held under this Option, the beneficiary, if a spouse, must elect (a) or (b) above within 5 years after the death of the Annuitant. If the beneficiary is not a spouse, the beneficiary must tell Aetna to pay the full sum within 5 years after the death of the Annuitant.

         Option 2 - Payments of a Stated Dollar Amount - This Option may only be elected as a Fixed Annuity. An Annuity of a chosen amount will be paid until no funds are left. The payments to be made in a year must be greater than $65 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years. During any year, Aetna reserves the right to make as a minimum payment an amount equal to 105% of the interest for that year.

         Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be at least 3 and not more than 30.

         If payments for this Option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender (see Part V).

         Option 4 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

         Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this Option is chosen, a choice must be made of:

         (a)     100% of the payment to continue to the survivor;

         (b)     662/3% of the payment to continue to the survivor;

         (c)     50% of the payment to continue to the survivor; or

         (d) Payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.

         Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

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                                    OPTION 3
                      PAYMENTS FOR A STATED PERIOD OF TIME


                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


     Years of           Amount of          Years of           Amount of         Years of            Amount of
     Payments           Payments           Payments           Payments          Payments            Payments
     --------           --------           --------           --------          --------            --------
        3                $29.19               13                $7.94              22                $5.39
        4                 22.27               14                 7.49              23                 5.24
        5                 18.12               15                 7.10              24                 5.09
        6                 15.35               16                 6.76              25                 4.96
        7                 13.38               17                 6.47              26                 4.84
        8                 11.90               18                 6.20              27                 4.73
        9                 10.75               19                 5.97              28                 4.63
        10                 9.83               20                 5.75              29                 4.53
        11                 9.09               21                 5.56              30                 4.45
        12                 8.46


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

     Years of           Amount of          Years of           Amount of         Years of            Amount of
     Payments           Payments           Payments           Payments          Payments            Payments
     --------           --------           --------           --------          --------            --------
        3                  $29.80             13                  $8.64            22                  $6.17
        4                   22.89             14                   8.20            23                   6.02
        5                   18.74             15                   7.82            24                   5.88
        6                   15.99             16                   7.49            25                   5.76
        7                   14.02             17                   7.20            26                   5.65
        8                   12.56             18                   6.94            27                   5.54
        9                   11.42             19                   6.71            28                   5.45
        10                  10.51             20                   6.51            29                   5.36
        11                   9.77             21                   6.33            30                   5.28
        12                   9.16

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                                    OPTION 4
                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                                            Payments Guaranteed for a Stated Period of Months
    Age of                None                    60                    120                   180                   240
   Annuitant     Male        Female      Male       Female      Male      Female      Male      Female      Male      Female
   ---------     ----        ------      ----       ------      ----      ------      ----      ------      ----      ------
      50            $4.56     $4.20        $4.55       $4.19      $4.51     $4.18      $4.45      $4.15       $4.36     $4.11
      51             4.64      4.26         4.62        4.25       4.58      4.24       4.51       4.21        4.42      4.16
      52             4.72      4.32         4.70        4.32       4.66      4.30       4.58       4.26        4.48      4.21
      53             4.80      4.39         4.79        4.38       4.74      4.36       4.65       4.32        4.53      4.27
      54             4.89      4.46         4.87        4.46       4.82      4.43       4.73       4.39        4.59      4.32

      55             4.99      4.54         4.97        4.53       4.91      4.50       4.80       4.46        4.65      4.38
      56             5.09      4.62         5.07        4.61       5.00      4.58       4.88       4.53        4.72      4.44
      57             5.20      4.71         5.17        4.70       5.10      4.66       4.96       4.60        4.78      4.50
      58             5.32      4.80         5.29        4.79       5.20      4.75       5.05       4.68        4.84      4.57
      59             5.44      4.90         5.41        4.88       5.31      4.84       5.14       4.76        4.91      4.63

      60             5.57      5.00         5.53        4.99       5.42      4.93       5.23       4.84        4.97      4.70
      61             5.71      5.11         5.67        5.09       5.54      5.03       5.32       4.93        5.03      4.77
      62             5.86      5.23         5.81        5.21       5.66      5.14       5.42       5.02        5.09      4.84
      63             6.02      5.36         5.97        5.33       5.79      5.25       5.51       5.11        5.16      4.91
      64             6.20      5.49         6.13        5.46       5.93      5.37       5.61       5.21        5.21      4.98

      65             6.38      5.64         6.31        5.60       6.07      5.49       5.71       5.31        5.27      5.05
      66             6.58      5.79         6.49        5.75       6.22      5.63       5.81       5.41        5.32      5.12
      67             6.79      5.95         6.69        5.91       6.38      5.76       5.91       5.52        5.38      5.18
      68             7.02      6.13         6.89        6.08       6.53      5.91       6.01       5.63        5.42      5.25
      69             7.26      6.32         7.11        6.26       6.70      6.06       6.11       5.74        5.47      5.31

      70             7.52      6.53         7.35        6.45       6.86      6.23       6.20       5.85        5.51      5.37
      71             7.80      6.75         7.59        6.66       7.03      6.39       6.29       5.96        5.54      5.42
      72             8.09      6.99         7.85        6.89       7.21      6.57       6.38       6.07        5.57      5.47
      73             8.41      7.26         8.12        7.13       7.38      6.75       6.46       6.17        5.60      5.51
      74             8.75      7.54         8.41        7.39       7.55      6.94       6.53       6.28        5.63      5.55

      75             9.12      7.85         8.71        7.66       7.73      7.13       6.61       6.38        5.65      5.59

Rates are based on mortality from 1983 Table a.

Rate for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

I-CDA-HD (XC)                          15

                                    OPTION 4
                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


                                                          Payments Guaranteed for a Stated Period of Months
    Age of               None                    60                   120                  180                   240
   Annuitant     Male       Female      Male      Female      Male     Female      Male      Female      Male      Female
   ---------     ----       ------      ----      ------      ----     ------      ----      ------      ----      ------
      50           $5.48     $5.12       $5.46     $5.11        $5.41    $5.09       $5.34     $5.06       $5.24     $5.01
      51            5.55      5.17        5.53      5.17         5.48     5.14        5.40      5.11        5.29      5.05
      52            5.63      5.23        5.61      5.23         5.55     5.20        5.46      5.16        5.34      5.10
      53            5.71      5.30        5.69      5.29         5.62     5.26        5.53      5.22        5.40      5.15
      54            5.80      5.37        5.77      5.36         5.70     5.33        5.60      5.27        5.45      5.20

      55            5.89      5.44        5.86      5.43         5.79     5.39        5.67      5.34        5.51      5.25
      56            5.99      5.52        5.96      5.51         5.87     5.47        5.74      5.40        5.56      5.31
      57            6.10      5.60        6.06      5.59         5.97     5.54        5.82      5.47        5.62      5.37
      58            6.21      5.69        6.17      5.67         6.06     5.62        5.90      5.54        5.68      5.42
      59            6.33      5.79        6.29      5.77         6.17     5.71        5.98      5.61        5.74      5.48

      60            6.46      5.89        6.41      5.87         6.28     5.80        6.06      5.69        5.79      5.55
      61            6.60      6.00        6.55      5.97         6.39     5.90        6.15      5.77        5.85      5.61
      62            6.75      6.11        6.69      6.08         6.51     6.00        6.24      5.86        5.91      5.67
      63            6.91      6.23        6.84      6.20         6.64     6.10        6.33      5.95        5.96      5.73
      64            7.09      6.37        7.00      6.33         6.77     6.22        6.42      6.04        6.02      5.80

      65            7.27      6.51        7.18      6.46         6.91     6.34        6.52      6.13        6.07      5.86
      66            7.47      6.66        7.36      6.61         7.05     6.46        6.61      6.23        6.12      5.92
      67            7.68      6.82        7.55      6.76         7.20     6.60        6.70      6.33        6.16      5.99
      68            7.91      7.00        7.76      6.93         7.35     6.74        6.80      6.43        6.21      6.04
      69            8.15      7.19        7.98      7.11         7.51     6.89        6.89      6.54        6.25      6.10

      70            8.41      7.39        8.21      7.30         7.67     7.04        6.97      6.64        6.28      6.15
      71            6.69      7.62        8.45      7.51         7.83     7.21        7.06      6.74        6.32      6.20
      72            8.99      7.86        8.70      7.73         8.00     7.38        7.14      6.85        6.35      6.25
      73            9.31      8.12        8.97      7.97         8.16     7.55        7.21      6.95        6.37      6.29
      74            9.65      8.41        9.26      8.23         8.33     7.73        7.29      7.04        6.39      6.33

      75           10.02      8.72        9.55      8.50         8.50     7.92        7.35      7.14        6.41      6.36

Rates are based on mortality from 1983 Table a.

Rate for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

I-CDA-HD (XC)                          16

                                    OPTION 5
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


 Age of Male                                       Age of Female Annuitant
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $3.69     $3.80      $3.90      $3.98     $4.05      $4.11      $4.15     $4.18      $4.20
      50            3.75      3.89       4.03       4.16      4.27       4.36       4.43      4.48       4.52
      55            3.81      3.97       4.16       4.34      4.51       4.66       4.78      4.86       4.92
      60            3.84      4.04       4.27       4.51      4.76       4.99       5.18      5.33       5.43
      65            3.87      4.09       4.35       4.66      4.99       5.34       5.66      5.92       6.11
      70            3.90      4.13       4.42       4.78      5.19       5.67       6.16      6.61       6.95
      75            3.91      4.15       4.47       4.86      5.35       5.95       6.64      7.33       7.95
      80            3.92      4.17       4.50       4.92      5.46       6.17       7.04      8.04       9.03
      85            3.92      4.18       4.51       4.95      5.53       6.31       7.34      8.63      10.05

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%


 Age of Male                                       Age of Female Annuitant
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $4.63     $4.72      $4.81      $4.89     $4.96      $5.02      $5.07     $5.10      $5.12
      50            4.68      4.80       4.93       5.05      5.16       5.25       5.33      5.38       5.42
      55            4.73      4.88       5.04       5.21      5.38       5.52       5.65      5.74       5.80
      60            4.77      4.95       5.15       5.37      5.61       5.83       6.04      6.19       6.30
      65            4.80      5.00       5.24       5.52      5.83       6.17       6.49      6.76       6.96
      70            4.82      5.04       5.30       5.63      6.04       6.49       6.97      7.42       7.79
      75            4.84      5.06       5.35       5.72      6.20       6.77       7.45      8.14       8.76
      80            4.85      5.08       5.39       5.79      6.31       6.99       7.86      8.84       9.83
      85            4.86      5.10       5.41       5.83      6.39       7.15       8.16      9.43      10.86

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

I-CDA-HD (XC)                          17

                                    OPTION 5
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                             662/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


 Age of Male                                       Age of Female Annuitant
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $3.94     $4.06      $4.20      $4.36     $4.54      $4.74      $4.96     $5.19      $5.42
      50            4.05      4.20       4.36       4.55      4.76       4.99       5.24      5.51       5.78
      55            4.18      4.35       4.54       4.76      5.00       5.28       5.58      5.90       6.22
      60            4.32      4.51       4.73       4.99      5.29       5.63       6.00      6.40       6.79
      65            4.48      4.69       4.95       5.25      5.61       6.03       6.51      7.02       7.52
      70            4.66      4.89       5.18       5.53      5.97       6.49       7.10      7.77       8.45
      75            4.84      5.09       5.42       5.82      6.33       6.96       7.73      8.62       9.56
      80            5.02      5.30       5.65       6.11      6.69       7.43       8.39      9.54      10.82
      85            5.19      5.49       5.87       6.37      7.02       7.88       9.02     10.46      12.15

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%


 Age of Male                                       Age of Female Annuitant
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $4.87     $4.99      $5.12      $5.28     $5.46      $5.68      $5.93     $6.21      $6.49
      50            4.99      5.12       5.27       5.45      5.66       5.90       6.18      6.50       6.82
      55            5.12      5.26       5.44       5.65      5.89       6.17       6.50      6.86       7.23
      60            5.27      5.43       5.63       5.87      6.16       6.50       6.89      7.32       7.76
      65            5.44      5.63       5.85       6.14      6.49       6.90       7.38      7.92       8.47
      70            5.64      5.85       6.11       6.44      6.84       7.35       7.96      8.64       9.36
      75            5.86      6.09       6.38       6.75      7.23       7.84       8.60      9.49      10.46
      80            6.09      6.33       6.65       7.07      7.62       8.34       9.28     10.42      11.71
      85            6.30      6.57       6.92       7.38      8.00       8.83       9.93     11.35      13.04

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

I-CDA-HD (XC)                          18

                                    OPTION 5
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


 Age of Male                                       Age of Female Annuitant
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $4.07     $4.21      $4.38      $4.58     $4.83      $5.13      $5.49     $5.91      $6.35
      50            4.22      4.37       4.55       4.77      5.04       5.37       5.77      6.23       6.72
      55            4.40      4.56       4.76       5.00      5.29       5.66       6.10      6.62       7.18
      60            4.61      4.79       5.00       5.27      5.60       6.01       6.51      7.11       7.76
      65            4.87      5.06       5.31       5.61      5.99       6.46       7.04      7.74       8.52
      70            5.17      5.39       5.66       6.01      6.44       6.99       7.68      8.52       9.47
      75            5.49      5.75       6.06       6.46      6.96       7.61       8.43      9.45      10.64
      80            5.84      6.13       6.49       6.95      7.54       8.29       9.29     10.54      12.03
      85            6.18      6.51       6.91       7.43      8.11       9.00      10.17     11.71      13.57

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%


 Age of Male                                       Age of Female Annuitant
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $5.01     $5.14      $5.30      $5.50     $5.75      $6.08      $6.48     $6.96     $7.49
      50            5.15      5.29       5.46       5.68      5.95       6.29       6.73      7.25      7.82
      55            5.33      5.48       5.66       5.89      6.18       6.56       7.03      7.60      8.24
      60            5.56      5.71       5.91       6.16      6.49       6.90       7.42      8.06      8.78
      65            5.83      6.01       6.23       6.51      6.87       7.33       7.93      8.67      9.50
      70            6.17      6.36       6.61       6.93      7.34       7.87       8.56      9.43     10.43
      75            6.55      6.78       7.05       7.42      7.89       8.51       9.33     10.35     11.57
      80            6.98      7.23       7.54       7.96      8.51       9.23      10.20     11.44     12.95
      85            7.40      7.68       8.05       8.53      9.16      10.00      11.14     12.64     14.51

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

I-CDA-HD (XC)                          19

                                    OPTION 5
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


 Age of Male                                       Age of Female Annuitant
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $3.69     $3.79      $3.89      $3.98     $4.05      $4.11      $4.15     $4.17     $4.19
      50            3.75      3.89       4.03       4.16      4.27       4.36       4.42      4.47      4.49
      55            3.80      3.97       4.15       4.34      4.51       4.65       4.76      4.83      4.88
      60            3.84      4.04       4.26       4.50      4.75       4.97       5.16      5.29      5.36
      65            3.87      4.09       4.35       4.65      4.98       5.31       5.61      5.83      5.97
      70            3.89      4.13       4.41       4.76      5.17       5.62       6.07      6.43      6.67
      75            3.91      4.15       4.46       4.84      5.31       5.87       6.48      7.02      7.40
      80            3.91      4.16       4.48       4.89      5.41       6.05       6.79      7.50      8.04
      85            3.92      4.17       4.49       4.91      5.46       6.15       6.98      7.83      8.50

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%


 Age of Male                                       Age of Female Annuitant
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $4.63     $4.72      $4.81      $4.89     $4.96      $5.02      $5.06     $5.09      $5.11
      50            4.68      4.80       4.93       5.05      5.15       5.25       5.32      5.36       5.39
      55            4.73      4.88       5.04       5.21      5.37       5.51       5.63      5.71       5.75
      60            4.77      4.94       5.14       5.37      5.60       5.82       6.00      6.14       6.22
      65            4.80      4.99       5.23       5.51      5.82       6.13       6.43      6.66       6.80
      70            4.82      5.03       5.29       5.62      6.00       6.44       6.87      7.23       7.47
      75            4.84      5.06       5.34       5.70      6.15       6.68       7.27      7.80       8.17
      80            4.85      5.07       5.37       5.75      6.24       6.86       7.57      8.26       8.79
      85            4.85      5.08       5.38       5.78      6.30       6.96       7.76      8.58       9.23

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

I-CDA-HD (XC)                          20

         V.       SPECIAL PROVISIONS


The Special Provisions section which applies to this Contract is shown on the Specifications page under Type of Plan. The other sections under Special Provisions do not apply.

5.01     Deferred Compensation Plan

         (a) Control of Contract: All rights in this Contract rest with the Contract Holder, who is entitled to all amounts held under this Contract. The Contract Holder, or authorized designee of the Contract Holder (as allowed by law), may make any choices allowed by this Contract. Any choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract is not subject to the claims of any creditors of the Annuitant except to the extent permitted by law.

         (b) Designation of Beneficiary: The beneficiary shall be the Contract Holder.

         (c) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on the anniversary of the Contract effective date and on surrender of the entire Contract.

                 Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Payment credited to the Fixed Account during the 12 months prior to the deduction.

         (d) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay to the Beneficiary the Current Value if:

                 (1) The Annuitant dies before Annuity payments start; and (2) The notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account for the Annuitant (less any prior transfers (see 3.09) or surrenders). The beneficiary may choose to apply all or any part of the proceeds to an Annuity Option (see Part IV).

         (e) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                 The total deductions made on surrender of the entire Contract will not exceed 7% of the Current Value as of the date of surrender and the Surrender Fee will not exceed 8.5% of the Purchase Payment(s) made to the Contract.

         (f) The following sections 5.02, 5.03, 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.02.    Pension or Profit Sharing Plan

I-CDA-HD (XC)                          21

         (a) The preceding section 5.01 of the Special Provisions does not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder (or authorized designee,) may make any choices allowed by this Contract. Any choices under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract is not subject to the claims of any creditors except to the extent permitted by law.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

                 Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Pyament credited to the Fixed Account during the 12 months prior to the deduction.

         (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

                 (1)     the Annuitant dies before Annuity payments start; and

                 (2)     the notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date when the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The Contract Holder will determine if any additional amounts are payable to the beneficiary. The beneficiary may choose to apply all or part of the payment to an Annuity Option (see Part IV). If no beneficiary exists, the payment will be made to the estate of the Annuitant.

         (f) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                 The total deductions made on surrender of an entire Contract will not exceed 7% of the Current Value as of the date of surrender.

         (g) The following Sections 5.03, 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.03.    Individual Retirement Annuity Plan (IRA)

         (a) The preceding Sections 5.01 and 5.02 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder

I-CDA-HD (XC)                          22
                 may make any choices allowed by this Contract. Any choices under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. The Contract may not be transferred. The Contract may not be assigned except to the Company.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

                 Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Payment credited to the Fixed Account during the 12 months prior to the deduction.

         (e) Purchase Payments: The total deductible annual Purchase Payments made on behalf of any individual under this Contract cannot exceed $2,000.

         (f) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the current value to the beneficiary if:

                 (1)     The Annuitant dies before Annuity payments start; and

                 (2)     The notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The beneficiary, if a spouse, may choose to apply all or any portion of the payment to any Annuity Option. If the beneficiary is not a spouse, all or a portion of the payment may be applied only to Annuity Options 1, 2 or 3, providing the full sum is paid to the beneficiary within 5 years of the death of the Annuitant. (See Part IV) If no beneficiary exists, the payment will be made to the estate of the Annuitant.

         (g) Annuity Payments: In no event may any payments to the Annuitant or beneficiary under any Annuity Option extend beyond:

                 (1)     The life of the Annuitant; or

                 (2)     The lives of the Annuitant and spouse; or

                 (3) Any certain period greater than the Annuitant's life expectancy; or

                 (4) Any certain period greater than the life expectancies of the Annuitant and spouse.

         (h) Surrender Value: After deduction of the Maintenance Fee (if any), the amount paid by Aetna upon the surrender of any portion of the Current Value shall be reduced by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.


I-CDA-HD (XC)                          23

                 The total deductions made on surrender of an entire Contract will not exceed 7% of the Current Value as of the date of surrender and the Surrender Fee will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

         (i) The following Sections 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.04.    Tax Deferred Annuity Plan

         (a) The preceding Sections 5.01, 5.02 and 5.03 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: The Contract Holder shall own all amounts held under this Contract and may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made. This Contract shall not be subject to the claims of any creditors. This Contract is non-assignable and nontransferable.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

                 Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Payment credited to the Fixed Account during the 12 months prior to the deduction.

         (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

                 (1)     The Contract Holder dies before Annuity payments start;
                         and

                 (2)     The notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The beneficiary may choose to apply all or any portion of the payment to an Annuity Option (see Part
                 IV). If no beneficiary exists, the payment will be made to the estate of the Contract Holder.

         (f) Surrender Value: After deduction of the Maintenance Fee (if any), Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                 The total deductions made on surrender of an entire Contract will not exceed 7% of the Current Value as of the date of surrender and the Surrender Fee will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.


I-CDA-HD (XC)                          24

         (g) The following Section 5.05 of the Special Provisions does not apply to this Contract.

5.05.    Individual Annuity Plan

         (a) The preceding Sections 5.01, 5.02, 5.03 and 5.04 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choices at its Home Office, Aetna may rely on any previous choices made.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on the anniversary of the Contract effective date and on surrender of the entire Contract.

                 Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Payment credited to the Fixed Account during the 12 months prior to the deduction.

         (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

                 (1)     The Contract Holder dies before Annuity payments start;
                         and

                 (2)     The notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The beneficiary may choose to apply all or any portion of the payment to an Annuity Option (see Part
                 IV). If no beneficiary exists, the payment will be made to the estate of the Contract Holder.

         (f) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                 The total deductions made on surrender of an entire Contract will not exceed 7% of the Current Value as of the date of surrender and the Surrender Fee will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.


I-CDA-HD (XC)                          25

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225



               INDIVIDUAL VARIABLE, FIXED, OR COMBINATION CONTRACT
                                NON-PARTICIPATING
               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT



I-CDA-HD (XC)                                                              (NU)

                                VI. FEE SCHEDULE
                    INDIVIDUAL RETIREMENT ANNUITY PLAN (IRA)


6.01.    Maintenance Fee:  The Maintenance Fee will be $20.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed. The number and amount of Purchase Payments to be made in a year is chosen by the Contract Holder. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Contract was issued. For each surrender, the Fee will be as follows:

         Number of Purchase Payment Cycles Completed               Surrender Fee

              Less than 5                                                  5%
              5 or more but less than 7                                    4%
              7 or more but less than 9                                    3%
              9 or more                                                    2%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a)      At the death of the Annuitant before Annuity payments start;
                  or

         (b)      As a premium for an Annuity under this Contract; or

         (c) After the Annuitant has reached age 59 1/2and 9 or more Purchase Payment Cycles have been completed.

6.03.    Table of Values - Fixed Account:

         The values in the following table only apply to annual Purchase Payments of $1,000.

         The Paid-Up Annuity Benefit assumes the Current Value has accumulated in the Fixed Account at the Guaranteed Interest Rate until age 65 and is applied to Option 4 with a stated period of 120 months.

         The Surrender Value assumes the Purchase Payments are credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of each Contract year. The Maintenance Fee and applicable Surrender Fee are deducted.

         The values would be different for other Purchase Payment amounts, if Purchase Payments are not made when due, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate-Fixed Account.




IMIRA-HD (XC)                          26

                                VI. FEE SCHEDULE
                    INDIVIDUAL RETIREMENT ANNUITY PLAN (IRA)


6.01.    Maintenance Fee:  The Maintenance Fee will be $0.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the period of time between the effective date of the Contract and the date of surrender. The Surrender Fee will be determined as follows:

         If Period of Time is                                    Surrender Fee

           5 years or less                                             5%
           More than 5 years but not more than 6 years                 4%
           More than 6 years but not more than 7 years                 3%
           More than 7 years but not more than 8 years                 2%
           More than 8 years but not more than 9 years                 1%
           More than 9 years                                           0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a)     At the death of the Annuitant before Annuity payments start; or

         (b)     As a premium for an Annuity under this Contract.

6.03.    Table of Values - Fixed Account:

         The values in the following table only apply to a single Purchase Payment of $10,000.

         The Paid-Up Annuity Benefit assumes the Current Value has accumulated in the Fixed Account at the Guaranteed Interest Rate until age 65 and is applied to Option 4 with a state period of 120 months.

         The Surrender Value assumes the Purchase Payment is credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of the first Contract Year. The applicable Surrender Fees are deducted.

         Values would be different for other Purchase Payment amounts, if made at another time, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate-Fixed Account.

ISIRA-HD (XC)

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is hereby endorsed as follows:

Add to Section I.  GENERAL DEFINITIONS the following paragraph:

       Maturity Date:  The last day of a GA Account Term.

       Matured Term Value: The amount payable on a GA Account Term's Maturity Date.

       Nonunitized Separate Account: An account set up by Aetna under Title 38, Sec. 38-154a, of the Connecticut General Statutes, which is used to hold assets for GA Account Terms greater than three years. The Contract Holder or Participant, as applicable, does not participate in the investment gain or loss from the assets held in the GA Account.

Section 3.02 or 3.03 - Guaranteed Accumulation Account (GA Account) is amended and restated as follows:

The GA Account guarantees stipulated rates of interest for stated periods of time (see (a) and (c) below). Amounts withdrawn before the end of a Guaranteed Term may be subject to a Market Value Adjustment (MVA) (see (g) below).

(a) Deposit Period - A calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s) and transfers are accepted into the GA Account for one or more Guaranteed Terms.

(b) Guaranteed Term (Term) - The period of time for which interest rates are guaranteed on Net Purchase Payment(s) and on transfers made into a Deposit Period of the GA Account. Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

(c) Guaranteed Term Classifications - The grouping of Terms according to their time to maturity. The following are the Classifications:

       (1)    Short-Term:  Terms of up to and including 3 years; or

       (2) Long-Term: Terms of greater than 3 years and up to and including 10 years.

       During a Deposit Period, Aetna may make available one or more Terms within a Classification. The Contract Holder has the option to allocate Net Purchase Payment(s) and transfers into any or all of the available Deposit Period Terms. If no specific direction is given. Net Purchase Payment (s) and transfers will go into available Terms on a pro rata basis within the Classification(s) previously chosen by the Contract Holder. At least one Term in the Short-Term Classification will be available each Deposit Period.



EGAA-IO (XC)                            1

(d) Guaranteed GA Account Interest Rates (Guaranteed Rates) - Aetna will declare all interest rate(s) applicable to a specific Term at the start of the Deposit Period for that Term. These rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Term and are not based on the actual investment experience of the underlying assets in the GA Account. The Guaranteed Rates are annual effective yields. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of a year. No annual rate will ever be less than 4%.

       For Terms of one year or less, one Guaranteed Interest Rate is set and announced for that full Term. For other Terms, there may be two or more rates. All of these rate(s) may be set and announced prior to the Deposit Period for that Term and will not be subject to change.

(e) Withdrawals from GA Account - Full or partial surrenders may be requested at any time from the GA Account. However, amounts withdrawn prior to the Maturity Date of a Term to satisfy a surrender request may be subject to an MVA (see (g) below).

       Full and partial surrenders are satisfied by withdrawing amounts from each of the Fund(s), the Fixed Account, the GA Account Short-Term Classification and the GA Account Long-Term Classification on a pro rata basis. However, the Contract Holder or Participant, as applicable, may specify a particular order in which investment options will be liquidated in order to satisfy a partial surrender request.

       For purposes of withdrawals, Terms within the GA Account Short-Term and Long-Term Classifications are considered as two separate investment options. Any withdrawal which is a surrender will be subject to the Maintenance Fee and Surrender Fee as appropriate. Also, amounts will be removed within a GA Account Classification starting with the Term still in effect with the oldest Deposit Period.

       Amounts may be transferred at any time subject to Contract specifications (see 3.10, 3.11, or 3.12 below). Amounts transferred prior to the Maturity Date of a Term are subject to an MVA (see (g) below). Fund(s) will be removed within the elected Classification starting with the Term still in effect with the oldest Deposit Period.

       During the Deposit Period and the 90 days following the close of the Deposit Period, any amounts applied to the GA Account during that Deposit Period may not be withdrawn unless due to:

       (1)    A full or partial surrender;

       (2)    A payment of a premium for an Annuity Option; or

       (3)    The Sum Payable at Death provision.

(f) Maturity Date Reinvestment - For all GA Account Term(s) existing as of the effective date of this endorsement in addition to GA Account Term(s) announced subsequent to that date, the Contract Holder or Participant, as applicable, will be mailed a notice at least 18 calendar days before a Term's Maturity Date. This notice will contain the current Deposit Period's Guaranteed Rate(s), Term(s) and a projected Matured Term Value.



EGAA-IO (XC)                            2

       The Matured Term Value may be surrendered or transferred on the Term's Maturity Date without an MVA. If no specific direction is given by the Contract Holder or Participant, as applicable, prior to the Maturity Date, each Matured Term Value will be reinvested in a Term of the same duration. In the event that a Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the next shortest Term available in the same Classification during the then current Deposit Period. If however, only one Term is available within the Classification, then the Matured Term Value will automatically be reinvested in that Term. Within two business days after the Maturity Date, the Contract Holder or Participant, as applicable, will be mailed a confirmation statement. This statement will state the Terms and Guaranteed Rates which will apply to the reinvested Matured Term Value.

       During the calendar month following their Term's Maturity Date, one exception is allowed to the 90 day transfer restriction and MVA under (e) and (g). This exception is applicable to each Matured Term Value plus any interest accrued thereon, provided no part of the Matured Term Value was transferred on the Maturity Date.

       During this calendar month period, the Contract Holder or Participant, as applicable, may notify Aetna's Home Office to transfer or surrender all or part of the Matured Term Value Plus any interest accrued thereon from the GA Account without an MVA. This provision only applies to the first such request received from the Contract Holder or Participant, as applicable, during this period for any Matured Term Value. The Matured Term Value plus any interest accrued thereon may be transferred upon such request without an MVA:

       (1) To any other Terms of the GA Account available in the current Deposit Period; or

       (2)    To any other allowable Fund(s).

       If no such notification is given, the Matured Term Value will remain subject to the terms and conditions of the new Term. All surrender and transfer requests will be processed as of the date they are received in good order at Aetna's Home Office.

       If this Contract is issued under a Tax Deferred Annuity Plan (see Specifications page) the above notice will be sent to the Participant(s).

(g) Market Value Adjustment (MVA) - There will be an MVA for a withdrawal from the GA Account before the end of a Term when the withdrawal is due to:

       (1)    A transfer,

       (2)    A full or partial surrender, or

       (3)    A payment of a premium for Annuity Option 2.

       The amount of the withdrawal will be adjusted to a market value amount as described below.

       The market value adjusted amount will be equal to the amount withdrawn multiplied by the following ratio:


EGAA-IO (XC)                            3
                                 x
                                ---
                                365
                           (1 + i)
                          --------------
                                 x
                                ---
                                365
                           (1 + j)

           Where:          i is the Deposit Yield
                           j is the Current Yield
                           x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

       The Deposit Period Yield will be determined as follows:

       o At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

       o The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

       The Current yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

       In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist. Aetna reserves the right to use the U.S. Treasury Notes that mature in a following quarter.

       Full and partial surrenders as well as transfers made within six months of the date of death of the Participant under the Sum Payable at Death provision will be the greater of:

       o The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts (or surrender or transfer) from Terms prior to the end of those Terms. The aggregate MVA may be either positive or negative, or

       o      The applicable portion of the Current Value in the GA Account.

       After six month period, the surrender or transfer will be the aggregate MVA amount (i.e., including all MVAs).

       The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GA Account is applied to amounts withdrawn from the GA Account for payment of a premium under Annuity Options 3 or 4.

       Aetna may make any change to Section 3.02 or 3.03 with 30 days advance written notice to the Contract Holder or Participant, as applicable. Any such change shall become effective for


EGAA-IO (XC)                            4

       Purchase Payment(s), transfers or reinvestments made to any new Term by any present or future Participant.

       A detailed description of the Market Value Adjustment has been filed with the New York Insurance Department Superintendent in compliance with
       Section 4223(a)(1)(C) of the New York Insurance Law.

(h) Deposits to the GA Account - All amounts in the GA Account under the Short-Term Classification are made to the General Account.

       All amounts in the GA Account under the Long-Term Classifications are made to a Nonunitized Separate Account. There are no discrete units for this Nonunitized Separate Account. The Contract Holder or Participant, as applicable, does not participate in the gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

       For Terms under both the Short-Term and Long-Term Classifications. Aetna guarantees stipulated interest rates to be credited to the GA Account. All assets of Aetna including amounts made to the GA Account are available to meet the guarantees under the GA Account.

Section 3.10, 3.11 or 3.12 - Transfer of Current Value from the Fund(s) or GA Account is deleted and replaced by the following:

       Before an Annuity Option is elected, all or any portion of the Current Value may be transferred from any Fund or GA Account:

       (a)    To any other allowable Fund;

       (b)    To the Fixed Account; or

       (c)    To Terms of the GA Account available in the current Deposit
              Period.

       Amounts in a specific GA Account Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's maturity (see 3.02(f) or 3.03(f)).

       Amounts applied to Classifications of the GA Account may not be transferred to the Fund(s) or to the Fixed Account during the Deposit Period or for 90 days after the close of the Deposit Period.

       Transfers from Terms of the GA Account are subject to the Withdrawal and MVA provisions (see 3.02(e) and (g) or 3.03(e) and (g)).

       Twelve transfers of Current Value can be made during a calendar year period. The Transfer of any portion of the GA Account value at the Maturity Date of a Term is not counted for this purpose. Aetna may allow additional transfers, but each may be subject to a fee of up to $10.

Add the following statement to Section 3.14 or 3.15 entitled Surrender Value as follows:



EGAA-IO (XC)                            5

       To comply with Section 4223 of New York Insurance Laws, the surrender charge will never be greater than (a) plus (b) below:

       (a)    10% of amounts surrendered from options other than the GA Account;
              plus

       (b) 10% reduced (but not below zero) by one percent for each year the Contract has been inforce, of amounts surrendered from the GA Account. Aetna reserves the right to compute the surrender charge for amounts transferred into the GA Account within 90 days prior to surrender as if such amounts had not been transferred.

Endorsed and made a part of this Contract on May 1, 1991 or the effective date of the Contract whichever is later.



                                       /s/ John J. Martin
                                       President
                                       Aetna Life Insurance and Annuity Company



EGAA-IO (XC)                            6

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

The definition of Separate Account under the Definition of Certain Terms or General Definitions section of the contract is hereby amended to read as follows:

       Separate Account: An account which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in a separate account and is not a trustee as to such amounts. These accounts generally are not guaranteed and are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Aetna liabilities.

Endorsed and made a part of the Contract.



                                               /s/ Edmund F. Kelly
                                               President
                                               Aetna Life Insurance and Annuity

EGISA-IA

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

Section 3.09 Transfer of Current Value from the Fixed Account is amended and restated as follows:

         10% of the Current Value held in the Fixed Account may be transferred to any Fund(s) and/or to the GA Account's current Deposit Period if available. Such transfer will be:

         (a)      Without charge;

         (b)      Allowed once per calendar year, and

         (c)      Not allowed under an Annuity Option.

Aetna may, on a temporary basis, allow any larger percent to be transferred.

The following applies to Contracts subject to Special Provisions Sections 5.02, 5.03, and 5.04.

Any remaining balance in the Fixed Account under the Contract may be transferred by the Contract Holder in its entirety to any of the Fund(s) and/or to the GA Account's current Deposit Period if:

(a) The Current Value in the Fixed Account under the Contract is $2,000.00 or less; or

(b) The maximum percentage allowed was transferred from the Fixed Account in each of the four consecutive prior calendar years and no additional Net Purchase Payment(s) to the Contract have been allocated to the Fixed Account during the same four consecutive calendar year periods.

The Current Value of the Fixed Account, as used above, is the value when the request is received at Aetna's Home Office in good order.

Endorsed and made part of this Contract.



                                       /s/ Edmund F. Kelly
                                       President
                                       Aetna Life Insurance and Annuity Company

EIFA-IO(XC)

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to amend and restate the following:

Section 3.01. Net Purchase Payment(s) - Delete the last paragraph and replace it with the following:

       During any calendar year, Aetna may be told to change the investment mix twelve times. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

Section 3.08. Transfer of Current Value from the Funds - Delete the last paragraph and replace it with the following:

       Twelve transfers of Current Value (excluding transfers from the GA Account at the end of a Guaranteed Term) can be made during a calendar year period. Should Aetna allow additional transfers, each may be subject to a fee of up to $10.

Endorsed and made a part of this Contract effective May 1, 1989.



                                        /s/ John J. Martin
                                        President
                                        Aetna Life Insurance and Annuity Company

EIMCVT-HI(XC)

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add the following new provisions to the end of Section 6.02 entitled Surrender Fee as follows:

No Surrender Fee is deducted from any portion of the Current Value which is paid:

       (d) When the Current Value is $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months. If there is more than one Contract, then this provision will only apply when the total in all of the Contracts is $2,500 or less; or

       (e) In an amount equal to or less than 10% if the Current Value, as part of the first partial surrender request in a calendar year to a Contract Holder who is at least age 59 1/2 and less than 70 1/2. The Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. This provision does not apply to full surrender requests.

Endorsed and made a part of this Contract.


                                       /s/ Edmund F. Kelly
                                       President
                                       Aetna Life Insurance and Annuity Company

EIMIS-IA(XC)

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is hereby endorsed as follows:

Section 1.05 entitled Fund(s) is amended and restated as follows:

         The open-end and registered management investment companies (mutual funds) made available by Aetna under this Contract. These Funds currently are:

         o        Aetna Variable Fund - a growth and income fund;

         o        Aetna Income Shares - a bond fund;

         o        Aetna Variable Encore Fund - a money market fund;

         o        Aetna Investment Advisers Fund, Inc. - a managed fund;

         o        TCI Portfolios, Inc., (TCI Growth) - a growth fund.

Additional information regarding these Funds is available in each Fund prospectus.

Endorsed and made a part of this Contract on February 1, 1993 or the effective date of the Contract, whichever is later.





                                       /s/ G. G. Benanav
                                       President
                                       Aetna Life Insurance and Annuity Company

EIPMF-IB(XC)

                      Aetna Life Insurance Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

(1) The Annuity Provisions of the Contract are endorsed to change the first paragraph of Section 4.01. "Choices to be Made" to read:

              An Annuity Option may be elected by telling Aetna to pay all or any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, 4 or 5 (see 4.06). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. If this Contract is issued under an IRA or SEP (see Specifications page), the first Annuity payment must be made not later than the April 1 following the calendar year in which the Annuitant attains age 70 1/2. Aetna may be told to make the first Annuity payment during any prior month.

(2) The Annuity Provisions of the Contract are endorsed to change the second paragraph of Section 4.06. "Annuity Options" to read:

              If this Contract is issued under an IRA or SEP and the beneficiary elects that the full sum paid upon death is to be held under this Option, the beneficiary, if a spouse, must elect (a) or (b) above not later than the date the Annuitant would have attained age 70 1/2. If the beneficiary is not a spouse, the beneficiary must tell Aetna to pay the full sum within 5 years after the death of the Annuitant.

(3) Section 5.03. "Individual Retirement Annuity Plan (IRA)" is deleted and the following section added:

         (a) The preceding Sections 5.01 and 5.02 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder may make any choices allowed by this Contract. Any choices under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. The Contract may not be transferred. The Contract may not be assigned except to the Company.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

         (d) Maintenance Fee: Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

         (e) Purchase Payments: Purchase Payments must be in cash and the total of such payments cannot exceed $2,000 for any individual for any taxable year.


EIRAC-HH (XC)                          1

                  Exceptions to the dollar maximum are:

                  (1) Rollover contributions as permitted by Internal Revenue Code Sections 402(a)(5), 402(a)(7), 403(a)(4); and

                  (2) Employer contributions made according to the terms of a Simplified Employee Pension Plan as described in Internal Revenue Code Section 408(k).

         (f) Required Distribution to Annuitant: Distribution to the Annuitant must begin in the form of Annuity Payments no later than the April 1 following the calendar year in which the Annuitant attains age 70 1/2, or be made in a lump sum by the same date.

         (g) Annuity Payments to Annuitant: In no event may any payments to the Annuitant under any Annuity Option extend beyond:

                  (1)      The life of the Annuitant:

                  (2)      The lives of the Annuitant and beneficiary;

                  (3) Any certain period greater than the Annuitant's life expectancy as determined according to regulations under Internal Revenue Code Section 401(a)(9); or

                  (4) Any certain period greater than the life expectancies of the Annuitant and beneficiary as determined according to regulations under Internal Revenue Code
                           Section 401(a)(9).

                  In addition, the present value of the expected payments to the Annuitant when payments start must be more than 50% of the present value of the total expected payments to be made to the Annuitant and beneficiary under 5.03(g) (2) or (4).

         (h) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the current value to the beneficiary if:

                  (1)      The Annuitant dies before Annuity payments start; and

                  (2) The notice of death is received in good order by Aetna.

                  The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The beneficiary, if a spouse, may choose to apply all or part of the payment to any Annuity Option or may elect to defer payments to a date not later than when the Annuitant would have attained age 70 1/2. Alternatively, the spouse may choose to treat this Contract as his or her own. If the beneficiary is not the spouse, all of the payments must either be applied only to Annuity Option 2, 3 or 4 within one year of the Annuitant's death, or be paid to the beneficiary within 5 years of the death of the



EIRAC-HH (XC)                          2

                  Annuitant. (See Part IV.) If no beneficiary exists, the payment will be made to the estate of the Annuitant.

         (i) Annuity Payments to Beneficiary: In no event may any payments to the beneficiary under an Annuity Option extend beyond:

                  (1)      The life of the beneficiary; or

                  (2) Any certain period greater than the beneficiary's life expectancy as determined by regulations under Internal Revenue Code Section 401(a)(9).

         (j) Surrender Value: After deduction of the Maintenance Fee (if any), the amount paid by Aetna upon the surrender of any portion of the Current Value shall be reduced by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in section 6.02.

                  The total deductions made on surrender of an entire Contract will not exceed 7% of the Current Value as of the date of surrender and the Surrender Fee will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

         (k) Application of Refund of Premium: Any refund of premiums (other than those from excess contributions) will be applied before the close of the calendar year following the year of the refund, toward future payments or the purchase of additional benefits.

         (l) Reports: Aetna, as issuer of this Individual Retirement Annuity contract, will make any reports required by federal law.

         (m) The following Sections 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

Endorsed and made a part of this Contract on the effective date of the Contract.




                                                            /s/ Dean E. Wolcott
                                                            President




EIRAC-HH (XC)                          3

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add to Section 5.03, Individual Retirement Annuity (IRA); Simplified Employee Pension Plan, the following:

5.03 (b) Control of Contract:

              The Contract is established for the exclusive benefit of the individual Contract Holder or his or her beneficiaries.

Section 5.03 (m) is restated as 5.03(n) and the following is added:

5.03 (m) Minimum Distribution Requirements

       (1) General Requirement: Notwithstanding any provision of this Contract to the contrary, the distribution of the Contract Holder's Current Value shall be made in accordance with the minimum distribution requirements of section 408(a)(6) or section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

       (2) Minimum Payments to Contract Holder: The Contract Holder's entire Current Value in the Contract must be distributed, or begin to be distributed, by the Contract Holder's required beginning date, which is the April 1 following the calendar year in which the Contract holder turns age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date, the Contract Holder may elect to have the balance under the Contract distributed in one of the following forms according to the terms of the Contract:

              (a)   a lump sum payment;

              (b) equal or substantially equal payments over the life of the Contract Holder;

              (c) equal or substantially equal payments over the lives of the Contract Holder and his or her designated beneficiary;

              (d) equal or substantially equal payments over a specified period that may not be longer than the Contract Holder's life expectancy;

              (e) equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Contract Holder and his or her designated beneficiary.

       (3) Minimum Death Benefits: If the Contract Holder dies before his or her entire Current Value is distributed, the entire remaining balance will be distributed as follows:


EIRACF-IC                              1

       (a) If the Contract Holder dies on or after the date distributions have begun under paragraph 2 above, the entire remaining balance must be distributed at least as rapidly as provided under such paragraph 2.

       (b) If the Contract Holder dies before distributions have begun under paragraph 2 above, the entire remaining balance must be distributed as elected by the Contract Holder or, if the Contract Holder has not so elected, as elected by the beneficiary or beneficiaries, as follows:

              (i) by December 31st of the year containing the fifth anniversary of the Contract Holder's death; or

              (ii) in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31st of the year following the year of the Contract Holder's death. If, however, the beneficiary is the Contract Holder's surviving spouse, then this distribution is not required to begin before December 31st of the year in which the Contract Holder would have turned 70 1/2.

       (4) Life Expectancies: Unless an Annuity Option has been elected by the Contract Holder prior to the commencement of distributions in accordance with paragraph 2 above (or, if applicable, by the surviving spouse where the Contract Holder dies before distributions have commenced), life expectancies of the Contract Holder or spouse beneficiary shall be recalculated annually for purposes of distributions under paragraphs 2 and 3 above. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary shall not be recalculated. Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

       (5) Multiple IRAs: An individual may satisfy the minimum distribution requirements under sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements of two or more IRAs. For this purpose, the Contract Holder of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

Endorsed and made part of this Contract on the effective date of this Contract.



                                        /s/ G. G. Benanav
                                        President
                                        Aetna Life Insurance and Annuity Company



EIRACF-IC                              1

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add the following new provisions to the end of Section 6.02 entitled Surrender Fee as follows:

No Surrender Fee is deducted from any portion of the Current Value which is paid:

       (c) When the Current Value is $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months. If there is more than one Contract, then this provision will only apply when the total in all of the Contracts is $2,500 or less; or

       (d) In an amount equal to or less than 10% if the Current Value, as part of the first partial surrender request in a calendar year to a Contract Holder who is at least age 59 1/2 and less than 70 1/2. The Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office.
              This provision does not apply to full surrender requests.

Endorsed and made a part of this Contract.


                                        /s/ Edmund F. Kelly
                                        President
                                        Aetna Life Insurance and Annuity Company

EISIS-IA(XC)

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

The following language amends and restates the last paragraph of the cover page of the Contract:

           INDIVIDUAL VARIABLE, FIXED OR COMBINATION ANNUITY CONTRACT

                                NONPARTICIPATING

     ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET-VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET-VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CASH VALUE. THE MARKET-VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

Endorsed and made a part of the Contract effective May 1, 1991.



                                       /s/ John J. Martin
                                       President
                                       Aetna Life Insurance and Annuity Company

EMVA-IO(NY)

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add the following new provision to the end of the section on page 26 titled Surrender Fee:

       On the tenth anniversary of the Effective Date of this Contract, the Surrender Fee shall reduce to 0%.

Endorsed and made a part of this Contract effective September 1, 1984.



                                                     /s/ William O. Bailey
                                                     President

ESFPPS-HO

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

Section 5.01(e), Section 5.02(f), Section 5.03(h) Section 5.04(f) and Section 5.05(f) entitled Surrender Value, is deleted and replaced by the following:

       After deduction of the Maintenance fee (if any), Aetna will reduce the amount payable upon surrender of any portion of the Individual Account(s) by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02. The Surrender Fee will not exceed 9% of the Purchase Payments made to that Account.

Endorsed and made a part of this Contract on March 1, 1989 or the effective date of the Contract whichever is later.



                                                              /s/ John J. Martin
                                                              President

ESVI-HH(XC)

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

The Contract and the Certificate, (as applicable), is hereby endorsed.

The term Valuation Period under General Definitions is amended to read as follows:

       The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

Endorsed and made a part of the Contract.





                                        /s/ G. G. Benanav
                                        President
                                        Aetna Life Insurance and Annuity Company



EVP-IC